UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2019

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

ITEM 1.01.Entry into a Material Definitive Agreement.

On May 28, 2019, Pulse Biosciences, Inc. (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with Hayward Point Eden I Limited Partnership, a Delaware limited liability company (the “Landlord”). The Lease Amendment amends the Company’s existing lease with the Landlord, dated January 26, 2017 (the “Existing Lease”), pursuant to which the Company has leased approximately fifteen thousand six hundred and ninety-seven (15,697) rentable square feet located at 3955 Point Eden Way, Hayward, California (the “Premises”). The Lease Amendment provides for the expansion of the Premises by approximately thirty-four thousand six hundred and one (34,601) rentable square feet (the “Expansion Premises”) and the extension of the term of the Existing Lease.

The Company will occupy the Expansion Premises in two phases. The “Phase 1” portion of the Expansion Premises contains approximately thirteen thousand two hundred and eighty (13,280) of rentable square feet and the “Phase 2” portion of the Expansion Premises contains approximately twenty-one thousand three hundred and twenty-one (21,321) of rentable square feet. Upon inclusion of the Expansion Premises, the Company will lease approximately fifty thousand two hundred and ninety-eight (50,298) rentable square feet from the Landlord (the “Entire Premises”). The Expansion Premises will also be used for the Company’s corporate headquarters and principal operating facility.

The term of the lease for the Expansion Premises is expected to commence on the date the Landlord delivers Phase 1 of the Expansion Premises to the Company “Ready for Occupancy,” as defined in the Lease Amendment (the “Expansion Commencement Date”) and runs contemporaneously with the term of the lease for the existing space (the “Lease Term”). The Lease Amendment extends the term of the lease with respect to the Entire Premises to expire on the date that is ten (10) years after the Expansion Commencement Date. In addition, under the Lease Amendment, the Company has two options to extend the Option Term, as defined in the Lease Amendment, by seven  (7) years upon written notice not more than twelve (12) months nor less than nine (9) months prior to the expiration of the lease, with monthly payments equal to the “Fair Rental Value” as defined in the Existing Lease.

The Company will continue to pay base monthly rent for the existing premises in accordance with the terms of the Existing Lease. The Expansion Premises’ base monthly rent shall be abated for the first four (4) months of the Lease Term and thereafter will be $2.25 per rentable square foot for the Expansion Premises, with specified annual increases occurring thereafter until reaching approximately $3.819 per rentable square foot during the last six (6) months of the Lease Term. The total base rent beginning on the Expansion Commencement Date through the minimum term of the lease is not calculable at this time since the total base rent will depend on the date the Phase 2 portion of the Expansion Premises is “Ready for Occupancy.” In addition to base rent, the Company will continue to be required to reimburse the Landlord for certain expenses during the Lease Term. Under the Lease Amendment, the Company is required to increase its refundable security deposit by $264,264.88, to be equal to $364,937.68.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.19 and is incorporated herein by reference.

ITEM 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01.Other Events.

The Company appointed Broadridge Corporate Issuers Solutions, Inc. (“Broadridge”) as its transfer agent, effective May 28, 2019. All the Company’s registered shares of common stock will be transferred from Corporate Stock Transfer, Inc., the Company’s previous transfer agent and registrar, to Broadridge. A form of the Company’s letter to its stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.19	First Amendment to Lease between Pulse Biosciences, Inc. and Hayward Point Eden I Limited Partnership dated May 28, 2019.
99.1	Letter to Stockholders Regarding Transfer Agent Change May 28, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Financial and Principal Accounting Officer)

Date: May 31, 2019